Exhibit 23-2


       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 for Wizzard
Software Corporation, of our report dated January 24, 2003, except for
Note 14 as to which the date is March 31, 2003, relating to the December
31, 2002 financial statements of Wizzard Software Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".


    /s/Pritchett, Siler & Hardy, P.C.

    Pritchett, Siler & Hardy, P.C.
    Salt Lake City, Utah
    October 29, 2004